UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

Q2 HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13785 Research Blvd, Suite 150

Austin, Texas 78750

(512) 275-0072

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On June 5, Q2 Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into a purchase agreement with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Stifel, Nicolaus & Company, Incorporated and BMO Capital Markets Corp. (collectively, the “Initial Purchasers”), to issue $275 million in aggregate principal amount of 0.75% Convertible Senior Notes due 2026 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $41.25 million in aggregate principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on June 6, 2019, and a total of $316.25 million in aggregate principal amount of Notes were issued on June 10, 2019 pursuant to an Indenture (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee. The Notes will bear interest at 0.75% per annum, payable semiannually on June 1 and December 1 of each year, beginning on December 1, 2019. The Notes will mature on June 1, 2026, unless earlier repurchased or redeemed by the Company or converted pursuant to their terms.

The Notes are our general unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the Notes, will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, will be effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s current or future subsidiaries.

Holders may convert their Notes at their option on any day prior to the close of business on the business day immediately preceding March 1, 2026 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2019 (and only during such calendar quarter), if the last reported sale price of our common stock (“Common Stock”) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) at any time during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls the Notes for redemption; or (4) upon the occurrence of specified corporate events. The Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, March 1, 2026 until the close of business on the scheduled trading day immediately preceding the applicable maturity date.

Upon conversion we will pay cash or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of Common Stock, the amount of cash and shares of Common Stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 40 trading day observation period. The initial conversion rate for the Notes will be 11.2851 shares of Common Stock per $1,000 in principal amount of Notes, equivalent to a conversion price of approximately $88.61 per share of Common Stock. The conversion rate will be subject to adjustment in certain circumstances.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. On or after June 5, 2023, the Company may redeem the Notes at a redemption price of 100% of their principal amount plus any accrued and unpaid interest if the last reported sale price of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of Notes to be redeemed. Upon any such redemption, holders of the Notes would, subject to specified conditions, be permitted to convert their Notes at an increased conversion rate.

The Indenture contains certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and payable and such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Notes, in accordance with the Indenture, upon exercise of a holder’s conversion right and such failure continues for 3 business days; failure to comply with our obligations under the Indenture with respect to our consolidation with or merger with or into or sale, transfer or lease of all or substantially all of our properties and assets to another person; failure by us to provide timely notice of a Fundamental Change, Make-Whole Fundamental Change or certain specified corporate transactions; our failure in performance with any other agreements under the Indenture (other than those described above in this paragraph) and such failure or breach continues for 60 days after written notice has been given to us by the holders of at least 25% in principal amount of the Notes then outstanding; default by us or one of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $20.0 million; certain events of bankruptcy, insolvency or reorganization of us or one of our Subsidiaries; or a final judgment or judgments for the payment of $20.0 million or more rendered against us or any of our Subsidiaries, which judgment is not discharged or stayed within 60 days after the date on which the right to appeal has expired if no such appeal has commenced or the date on which all rights to appeal have been extinguished.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 0.75% Convertible Senior Notes due 2026, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Capped Call Transactions

On June 6, 2019, in connection with the exercise by the Initial Purchasers of their option to purchase additional Notes, the Company entered into additional privately negotiated capped call transactions with option counterparties, including certain of the Initial Purchasers or their affiliates (the “Additional Capped Calls”). The Additional Capped Calls have the same terms and conditions as the capped calls described in the Company’s Current Report on Form 8-K filed on June 6, 2019, under the heading “Capped Call Transactions,” which description is incorporated herein by reference and the foregoing description of the Additional Capped Calls is qualified in its entirety by reference to the Form of Capped Call Transaction attached as Exhibit 10.2 thereto, which is also incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events

On June 10, 2019, the Company closed its previously announced underwritten public offering of 2,637,986 shares of Common Stock (including 120,000 shares of Common Stock sold by a selling stockholder), pursuant to a shelf registration statement on Form S-3 (File No. 333- 231947) and a related prospectus and prospectus supplement, each filed with the Securities and Exchange Commission. On June 10, 2019, the underwriters exercised in full their option to purchase up to an additional 395,698 shares of Common Stock.

Forward-looking Statements:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Equity Offering and the Notes Offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the equity offering and the notes offering, such uncertainties and circumstances include the use of the net proceeds from the offerings, and whether the capped call transactions will become effective. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in Q2’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated June 10, 2019 between Q2 Holdings, Inc. and Wilmington Trust, National Association, as trustee

4.2	Form of Global Note (included in Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

Date: June 11, 2019	By:	/s/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer